Exhibit 4.6

NATWEST GROUP PLC

as Company

and

THE BANK OF NEW YORK MELLON, ACTING THROUGH ITS
LONDON BRANCH

as Trustee

SEVENTH SUPPLEMENTAL INDENTURE

dated as of August 19, 2020

to the

AMENDED AND RESTATED INDENTURE

dated as of December 13, 2017

This SEVENTH SUPPLEMENTAL INDENTURE, dated as of August 19, 2020, among NATWEST GROUP PLC (f/k/a THE ROYAL BANK OF SCOTLAND GROUP PLC), a corporation incorporated in Scotland with registered number SC045551, as issuer (the “Company”) and THE BANK OF NEW YORK MELLON, acting through its London Branch, a banking corporation duly organized and existing under the laws of the State of New York, as trustee (the “Trustee”) having its Corporate Trust Office at One Canada Square, London E14 5AL.

WITNESSETH:

WHEREAS, the Company and the Trustee have executed and delivered an amended and restated Indenture dated as of December 13, 2017 (the “Base Indenture”) to provide for the issuance of the Company’s Senior Debt Securities from time to time;

WHEREAS, Section 9.01(i) of the Amended and Restated Indenture provides that the Company and the Trustee may enter into a supplemental indenture without the consent of Holders of Senior Debt Securities to make any other provisions with respect to matters or questions arising under the Base Indenture, provided such action shall not adversely affect the interests of the Holders of Senior Debt Securities of any series in any material respect;

WHEREAS, the Company changed its name from The Royal Bank of Scotland Group plc to NatWest Group plc on July 22, 2020 pursuant to a Board Resolution dated July 15, 2020;

WHEREAS, the Company’s name change became effective on July 22, 2020 pursuant to the filing of a Certificate of Incorporation on Change of Name with the Companies House in Edinburgh on July 22, 2020 in accordance with the Companies Act 2006;

WHEREAS, the Company desires to record this change of name for purpose of the Base Indenture, all indentures supplemental thereto and all Global Securities issued and to be issued thereunder to reflect the name change pursuant to this Seventh Supplemental Indenture dated as of August 19, 2020 (the “Seventh Supplemental Indenture”);

WHEREAS, this Seventh Supplemental Indenture shall, with effect from July 22, 2020, amend and supplement the Base Indenture with respect to each outstanding series of Senior Debt Securities and each series of Senior Debt Securities issued on or after the date hereof; to the extent that the terms of the Base Indenture are inconsistent with the provisions of this Seventh Supplemental Indenture, the terms of this Seventh Supplemental Indenture shall govern;

WHEREAS, there are no Senior Debt Securities outstanding of any series created prior to the execution of this Seventh Supplemental Indenture which would be adversely affected by such provisions;

WHEREAS, the entry into of this Seventh Supplemental Indenture has been authorized pursuant to a Board Resolution as required by Section 9.01 of the Base Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Seventh Supplemental Indenture, and whereas all actions required by it to be taken in order to make this Seventh Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, have been taken and performed, and the execution and delivery of this Seventh Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, the Company and the Trustee mutually covenant and agree as follows:

Article 1
DEFINITIONS

Section 1.01.    Definition of Terms. For all purposes of this Seventh Supplemental Indenture:

(a)    a term defined anywhere in this Seventh Supplemental Indenture has the same meaning throughout;

(b)    capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Base Indenture;

(c)    the singular includes the plural and vice versa; and

(d)    headings are for convenience of reference only and do not affect interpretation.

Article 2
AMENDMENTS TO THE BASE INDENTURE

Section 2.01.    References to The Royal Bank of Scotland Group plc. With respect to each outstanding series of Senior Debt Securities and each series of Senior Debt Securities issued on or after the date hereof, all references to “The Royal Bank of Scotland Group plc” in the Base Indenture, all indentures supplemental thereto (except, for the avoidance of doubt, this Seventh Supplemental Indenture) and all Global Securities issued thereunder shall be read to refer to “NatWest Group plc”.

Section 2.02.    Execution. With respect to each outstanding series of Senior Debt Securities and each series of Senior Debt Securities issued on or after the date hereof, the Base Indenture is amended to include a new Section 1.17 which shall read as follows:

“Section 1.17 Execution. The words “execution,” “signed,” “signature,” “manual signature” and words of like import in this Amended and Restated Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign or any other electronic process or digital signature provider as specified in writing to the Trustee and agreed to by the Trustee in its sole discretion). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act. Each party agrees that this Amended and Restated Indenture, any indentures supplemental hereto, any Senior Debt Securities issued hereunder and any other documents delivered hereunder may be electronically or digitally signed using DocuSign (or any other electronic process or digital signature provider as specified in writing to the Trustee and agreed to by the Trustee in its sole discretion), and that any such electronic or digital signatures appearing on this Amended and Restated Indenture, any indentures supplemental hereto, any Senior Debt Securities issued hereunder and any other documents delivered hereunder are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.”

Article 3
MISCELLANEOUS

Section 3.01.       Effect of Supplemental Indenture. Upon the execution and delivery of this Seventh Supplemental Indenture by the Company and the Trustee, and the delivery of the documents referred to in Section 3.02 herein, the Base Indenture, all indentures supplemental thereto and all Global Securities issued thereunder shall, with effect from July 22, 2020, be amended and supplemented in accordance herewith, and this Seventh Supplemental Indenture shall form a part of the Base Indenture for all purposes in respect of each outstanding series of Senior Debt Securities and each series of Senior Debt Securities issued on or after the date hereof.

Section 2.02.    Other Documents to Be Given to the Trustee. As specified in Section 9.03 of the Base Indenture and subject to the provisions of Section 6.03 of the Base Indenture, the Trustee shall be entitled to receive an Officer’s Certificate and an Opinion of Counsel stating the recitals contained in Section 1.02 of the Base Indenture, and in the case of such Opinion of Counsel, that this Seventh Supplemental Indenture is authorized or permitted by the Base Indenture, conforms to the requirements of the Trust Indenture Act, and (subject to Section 1.03 of the Base Indenture) constitutes valid and binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, as conclusive evidence that this Seventh Supplemental Indenture complies with the applicable provisions of the Base Indenture.

Section 3.03.    Confirmation of Indenture. The Base Indenture and this Seventh Supplemental Indenture with respect to each outstanding series of Senior Debt Securities and each series of Senior Debt Securities issued on or after the date hereof, is in all respects ratified and confirmed, including without limitation Section 6.07 and Article 12 of the Base Indenture, and the Base Indenture, this Seventh Supplemental Indenture and all indentures supplemental thereto shall, in respect of each outstanding series of Senior Debt Securities and each series of Senior Debt Securities issued on or after the date hereof, be read, taken and construed as one and the same instrument. This Seventh Supplemental Indenture constitutes an integral part of the Base Indenture with respect to each outstanding series of Senior Debt Securities and each series of Senior Debt Securities issued on or after the date hereof. In the event of a conflict between the terms and conditions of the Base Indenture and the terms and conditions of this Seventh Supplemental Indenture, the terms and conditions of this Seventh Supplemental Indenture shall prevail with respect to each outstanding series of Senior Debt Securities and each series of Senior Debt Securities issued on or after the date hereof.

Section 3.04.    Concerning the Trustee. The Trustee does not make any representations as to the validity or sufficiency of this Seventh Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and not the Trustee. In entering into this Seventh Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Base Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee.

Section 3.05.    Governing Law. This Seventh Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, irrespective of conflicts of laws principles, except as stated in Section 1.12 of the Base Indenture, and except that the authorization and execution by the

Company of this Seventh Supplemental Indenture shall be governed by (in addition to the laws of the State of New York relevant to execution) the respective jurisdictions of the Company and the Trustee, as the case may be.

Section 3.06.    Reparability. In case any provision contained in this Seventh Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.07.    Counterparts and Execution. This Seventh Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

The words “execution,” signed,” “signature,” and words of like import in this Seventh Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign or any other electronic process or digital signature provider as specified in writing to the Trustee and agreed to by the Trustee in its sole discretion ). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act. Each party agrees that this Seventh Supplemental Indenture may be electronically or digitally signed using DocuSign (or any other electronic process or digital signature provider as specified in writing to the Trustee and agreed to by the Trustee in its sole discretion), and that any such electronic or digital signatures appearing on this Seventh Supplemental Indenture are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed as of the date first written above.

NATWEST GROUP PLC, as the Company

By:	/s/ Donal Quaid
Name: Donal Quaid
Title: Treasurer

[Signature Page to Seventh Supplemental Indenture]

THE BANK OF NEW YORK MELLON, LONDON BRANCH, as Trustee

By:	/s/ Tom Vanson
Name: Tom Vanson
TItle: Authorised Signatory

[Signature Page to Seventh Supplemental Indenture]